Exhibit 1.1

Tongjitang Chinese Medicines Company

(a Cayman Islands exempted limited liability company)

9,865,000 American Depositary Shares

Each Representing Four Ordinary Shares

(Par Value US$0.001 Per Ordinary Share)

UNDERWRITING AGREEMENT

[•], 2007

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

4 World Financial Center

New York, New York 10080

U.S.A.

UBS AG

52/F Two International Finance Centre

8 Finance Street

Central

Hong Kong

as Representatives of the several Underwriters

Ladies and Gentlemen:

Tongjitang Chinese Medicines Company, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”), and the persons listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), UBS AG (“UBS”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and UBS are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of American Depositary Shares (“ADSs”), each ADS representing four ordinary shares of the Company, par value US$0.001 per share (the “Ordinary Shares”) set forth in Schedule A and Schedule B hereto and (ii) the grant by the Company and the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,479,750 additional ADSs to cover over-allotments, if any. The aforesaid 9,865,000 ADSs (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,479,750 ADSs subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” Unless the context otherwise requires, each reference to the Initial Securities, the Option Securities or the Securities herein also includes the Ordinary Shares represented by such Securities.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities in the United States and internationally outside of the People’s Republic of China (“China”) as soon as the Representatives deem advisable after this Agreement has been executed and delivered. Solely for purposes of this Agreement, the term China excludes Taiwan, The Hong Kong Special Administrative Region (“Hong Kong”) and The Macau Special Administrative Region.

The Company hereby acknowledges that, in connection with the proposed offering of the Securities, it has requested Merrill Lynch to administer a reserved share program (the “Reserved Share Program”), under which up to 493,250 shares of the Initial Securities, or 5% of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”), shall be reserved for sale by the Underwriters at the purchase price set forth on the cover page of the Prospectus (as defined below) to certain persons having relationships with the Company (the “Invitees”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby. The Company has supplied Merrill Lynch with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Reserved Share Program. It is understood that any number of those so designated to participate in the Reserved Share Program may decline to do so.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-140888), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). The Company has filed with the Commission a registration statement on Form F-6 (No. 333-140891) covering the registration of the ADSs under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” The registration statement relating to the ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”), a registration statement as amended (the “1934 Act Registration Statement”), on Form 8-A (File No. 001-33340) under the 1934 Act to register, under Section 12(b) of the 1934 Act, the Ordinary Shares and the ADSs. For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement (including any prospectus wrapper) to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement dated as of on or about [•], 2007 (the “Deposit Agreement”), to be entered into among the Company, The Bank of New York, as depositary (the “Depositary”), and all owners and beneficial owners from time to time of the ADSs. Each ADS will initially represent the right to receive four Ordinary Shares deposited pursuant to the Deposit Agreement.

As used in this Agreement, “Controlling Shareholder” shall mean each of (i) Hanmax Investment Limited, a limited liability company organized and existing under the laws of the British Virgin Islands (“Hanmax”); and (ii) Wang Xiaochun, who beneficially owns 100% of the share capital of Hanmax.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(i) Compliance with Registration Requirements. Each of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; the 1934 Act Registration Statement has become effective, as provided in Section 12 of the 1934 Act.

At the respective times the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery (as defined below)), the Registration Statement, the ADS Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto (including any prospectus wrapper) prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information, if any, included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [•]:00 [a/p]m (New York City time) on [•], 2007 or such other time as agreed by the Company and the Representatives.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or the ADS Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 6(c) hereof.

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(A) At the time of filing the Registration Statement, the ADS Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto and (B) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purpose of this clause (B), the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X under the 1934 Act, and present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(iii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of shares of its capital stock, (D) there has been no material adverse change in the capital stock, long-term indebtedness, consolidated net current assets or shareholders’ equity, consolidated net revenues or the total or per-share amounts of net income of the Company and its subsidiaries, and (E) there has been no obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary that would have a Material Adverse Effect.

(iv) Good Standing of the Company. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(v) Good Standing of Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or entity other than Unisources Enterprises Limited (“Unisources”), Guizhou Tongjitang Pharmaceutical Co., Ltd. (“Tongjitang Pharmaceutical”), Guizhou Tongjitang Pharmaceutical Distribution Co., Ltd. (“Tongjitang Distribution”), Guizhou Tongjitang Pharmacy Chain Stores Co., Ltd. (“Tongjitang Chain Stores”) and Guizhou Tongjitang Chinese Medicines Planting Co., Ltd. (“Tongjitang Planting”). Each of Unisources, Tongjitang Pharmaceutical, Tongjitang Distribution, Tongjitang Chain Stores and Tongjitang Planting is referred to as a “Subsidiary” and collectively as the “Subsidiaries.” Each Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable. The issued and outstanding capital stock of each Subsidiary owned by the Company, directly or through subsidiaries, is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

(vi) Capitalization. The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Prospectus and upon (A) the issuance and sale of the Initial Securities and (B) the reclassification of all the 9,929,008 Ordinary Shares currently classified as mezzanine equity into shareholders’ equity, the Company shall have an authorized and outstanding capital as set forth under the column of the Capitalization Table labeled “Pro Forma”; all outstanding shares of capital stock of the Company , including the Ordinary Shares to be purchased by the Underwriters from the Selling Shareholders, are, and, when the Securities and the underlying Ordinary Shares have been, issued, delivered and paid for in accordance with this Agreement and the Deposit Agreement at the Closing Time or each Date of Delivery, as the case may be, such Securities will have been validly issued, fully paid and nonassessable and will conform to the information in the General Disclosure Package and to the description of such Securities contained in the Prospectus; the shareholders of the Company have no preemptive rights with respect to the Securities, and none of the outstanding shares of capital stock of the Company , including the Ordinary Shares to be purchased by the Underwriters from the Selling Shareholders, have been issued in violation of any preemptive or similar rights of any security holder; the Securities and the underlying Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement and the Deposit Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at the Closing Time or each Date of Delivery, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company; except as disclosed in the General Disclosure Package and the Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the Securities or the Securities under the laws of the Cayman Islands or the United States, as the case may be; the Ordinary Shares represented by the Securities may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Securities as contemplated by the Deposit Agreement.

(vii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, provincial, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. There is no reasonable basis for the Company to believe that any National Final Production Standard (as defined below) for its products, where application for such standard is currently pending, will not be granted or obtained, free from any condition or requirement compliance with which could reasonably be expected to have a Material Adverse Effect on the Company or which the Company could not reasonably be expected to be able to satisfy. “National Final Production Standard” means the final state production standard for a medicine required under the Administrative Measures of Medicine Registration dated February 28, 2005 issued by the State Food and Drugs Administration of China (the “SFDA”).

(viii) SAFE Compliance. The Company has taken all reasonable steps to comply with, and to cause all of the Company’s shareholders who are Chinese residents or Chinese citizens, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder that is, or is directly or indirectly owned or controlled by, a Chinese resident or Chinese citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(ix) M&A Rules. The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of China on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of China and controlled directly or indirectly by Chinese companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of China; the Company has received legal advice specifically with respect to the M&A Rules from its Chinese counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its Chinese counsel to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

The issuance and sale of the Ordinary Shares and the Securities, the listing and trading of the Securities on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement, the Deposit Agreement, the Power of Attorney (as defined below) and the Custody Agreement (as defined below) are not and will not be, as of the date hereof, at the Closing Time on each Date of Delivery, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (collectively, the “M&A Rules and Related Clarifications”).

As of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Ordinary Shares and the Securities, the listing and trading of the Securities on the New York Stock Exchange, or the consummation of the transactions contemplated by this Agreement, the Deposit Agreement, the Power of Attorney or the Custody Agreement.

The statements set forth in the Statutory Prospectus included in the General Disclosure Package and the Prospectus under the captions “Risk Factors—Risks Related to Doing Business in China—The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under a recently adopted PRC regulation,” when taken together with the statements under “Regulation—Regulation of Overseas Listing,” is fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(x) Independent Accountants. Deloitte Touche Tohmatsu, who have certified the financial statements and supporting schedules filed with the Commission as part of the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Securities against the deposit of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus. There has been no change in the Company’s agreement with the Depositary in connection with any pre-release of the Company’s ADRs and no such change is currently contemplated.

(xiii) Listing. The ADSs have been approved for listing on New York Stock Exchange, subject only to notice of issuance and evidence of satisfactory distribution.

(xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents (as defined below) or in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated herein or therein and in the Registration Statement (including the issuance and sale of the Securities and the Ordinary Shares represented by the Securities and the use of the proceeds from the sale of the Securities as described in the Statutory Prospectus included in the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of Organizational Documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, “Organizational Documents” means, with respect to any person, the memorandum of association, articles of association, articles of incorporation, certificate of incorporation, bylaws and any charter, partnership agreements, joint venture agreements or other organizational documents of such entity and any amendments thereto. A “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which would result in a Material Adverse Effect.

(xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened or contemplated, against or affecting the Company or any subsidiary, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Deposit Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xvii) Accurate Disclosure. The statements in the Statutory Prospectus included in the General Disclosure Package and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Business,” “Regulation,” “Management,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the material information required to be shown.

(xviii) Accuracy of Exhibits. There are no contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement or the Statutory Prospectus or required to be filed as exhibits to the Registration Statement or the ADS Registration Statement, that have not been described and filed as required.

(xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and, except as disclosed in the General Disclosure Package or the Prospectus, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any person (including any court or governmental authority or agency) is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement, except (A) such as have been already obtained or as may be required under state securities laws and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

(xxi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxii) Preclinical Tests and Clinical Trials. The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the Statutory Prospectus included in the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus were or, if still ongoing, are being conducted in all material respects in accordance with protocols filed with the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard medical and scientific research procedures; each description of the results of such tests and trials contained in the

Registration Statement, the Statutory Prospectus included in the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus is accurate and complete in all material respects and fairly presents the data derived from such tests and trials, and the Company and its subsidiaries have no knowledge of any other studies or tests authorized or conducted by the Company or its subsidiaries the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Statutory Prospectus included in the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus; neither the Company nor its subsidiaries has received any notices or other correspondence from the SFDA or from any other Chinese, U.S. or other government or drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the Statutory Prospectus included in the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus; and the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(xxiii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and, to the best knowledge of the Company or its subsidiaries, proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which claim, assertion or questioning would have a Material Adverse Effect on the Company.

(xxiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxv) Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable statute, law, rule, regulation, decision or order of any governmental agency or body or any court, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Company and its subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi) Registration Rights. Except as disclosed in the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxvii) Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Such Internal Controls have been supervised by the Company’s chief executive officer and chief financial officer, or by persons acting under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Internal Controls are, or upon consummation of the offering of the Securities will be, overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with the Exchange Rules (as defined below). Except as set forth in the General Disclosure Package and the Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board of Directors of the Company (the “Board”), and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter that, if determined adversely, would have a Material Adverse Effect.

(xxviii) Absence of Accounting Issues. The Board has confirmed to the chief executive officer and chief financial officer that, except as set forth in the General Disclosure Package and the Prospectus, the Board is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxix) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions in order to be, upon the effectiveness of the Registration Statement, in compliance with all provisions of the Sarbanes-Oxley Act that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and, in respect of provisions of the Sarbanes-Oxley Act that are not then but will later become applicable to it, is actively taking steps in order to be in compliance with such other provisions of the Sarbanes-Oxley Act when these provisions become applicable to it, at all times after the effectiveness of the Registration Statement.

(xxx) Payment of Taxes. The Company and its subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable federal, state, national, provincial, local and non-U.S. tax law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxi) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in China, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, except to the extent that a written consent for the use of data released by the relevant Chinese government authority is not required under Chinese law, the Company has obtained the written consent to the use of such data from such sources and such consent has not been revoked.

(xxxiii) Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities and the underlying Ordinary Shares may be paid by the Company to the holder thereof in United States dollars and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(xxxiv) Business Practices. Neither the Company nor any of its subsidiaries nor any of their respective officers, employees, directors, representatives or agents has offered, promised, authorized or made, directly or indirectly, (A) any unlawful payments or (B) payments or other inducements (whether lawful or unlawful) to any Government Official (as defined below), with the intent or purpose of: (A) influencing any act or decision of such Government Official in his official capacity, (B) inducing such Government Official to do or omit to do any act in violation of the lawful duty of such Government Official, (C) securing any improper advantage, or (D) inducing such Government Official to use his influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist the Company or any of its subsidiaries in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its subsidiaries nor any of their respective officers, employees, directors, representatives or agents has offered, promised, authorized or made, directly or indirectly, any payments or other inducements specified in the proceeding sentence to a Government Officials in violation of either Cayman Islands, British Virgin Islands or Chinese law against improper payments. Notwithstanding provisions under the proceeding sentences, any facilitating or expediting payment made to a Government Official for the purpose of expediting or securing the performance of a routine governmental action by a Government Official shall not constitute a breach of the representation made in this subsection.

As used in this subsection and elsewhere in this Agreement, “Government Official” means (A) any employee or official of any government, including any employee or official of any entity owned or controlled by a government, (B) any employee or official of a political party, (C) any candidate for political office or his employee, or (D) any employee or official of an international organization. For the avoidance of doubt, the term Government Official shall include any employee or official of a hospital, clinic or other healthcare institution owned or controlled by a government.

(xxxv) OFAC. Neither the Company nor any of its subsidiaries has conducted or entered into a contract to conduct any transaction with the governments or any of sub-division thereof, agents or representatives, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and neither the Company nor any of its subsidiaries has financed the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvi) Anti-Money Laundering Laws. Each of the Company, its subsidiaries and any of their respective officers and executive directors, and, to the knowledge of the Company, each of its affiliates, supervisors, managers, agents and employees, has not violated and the Company’s participation in the offering will not violate any Anti-Money Laundering Laws (as defined below). As used herein, “Anti-Money Laundering Laws” means all applicable federal, state, national, provincial, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the USA Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures published by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, in each case as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(xxxvii) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xxxviii) Related Party Transactions. During the past three years, there has been no material relationships or transactions between the Company or any of its subsidiaries on one hand and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, that are not disclosed in the General Disclosure Package and the Prospectus.

(xxxix) Passive Foreign Investment Company. The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending December 31, 2007, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(xl) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(xli) No Transaction or Other Taxes. Except as disclosed in the General Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in China, the British Virgin Islands and the Cayman Islands by or on behalf of the Underwriters to any Chinese, British Virgin Islands or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares represented by the Securities by the Company, the sale and delivery of the Ordinary Shares represented by the Securities by the Selling Shareholders, the issuance of the Securities by the Depositary, and the delivery of the Securities to or for the account of the Underwriters, (B) the purchase from the Company and the Selling Shareholders and the initial sale and delivery by the Underwriters of the Securities to purchasers thereof, (C) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the Securities, or (D) the execution and delivery of this Agreement or the Deposit Agreement.

(xlii) Proper Form of Agreements. This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement; it is not necessary that this Agreement, the Deposit Agreement, the General Disclosure Package, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.

(xliii) Validity of Choice of Law. The choices of the law of the State of New York as the governing law of this Agreement and the Deposit Agreement are valid choices of law under the laws of the Cayman Islands, the British Virgin Islands and China and will be honored by courts in the Cayman Islands, the British Virgin Islands and China, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in China. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section 7.8 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement and Section 7.8 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Securities in any New York

Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 of this Agreement and Section 7.8 of the Deposit Agreement.

(xliv) No Immunity. Neither the Company or any subsidiary nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, the British Virgin Islands, Chinese, New York or United States federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, British Virgin Islands, Chinese, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Deposit Agreement or the Securities; and, to the extent that the Company, or any subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement and Section 7.8 of the Deposit Agreement.

(xlv) Judgment Currency. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under New York law in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court.

(xlvi) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the General Disclosure Package and the Prospectus accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the General Disclosure Package and the Prospectus, and have consulted with its independent accountants with regards to such disclosure.

(xlvii) No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of the Closing Time or any Date of Delivery and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule C hereto.

(xlviii) Employee Benefits. Except as set forth in the General Disclosure Package and the Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company or any subsidiary, or to any other person; the Company and its subsidiaries are in compliance with all applicable laws relating to employee benefits.

(xlix) No Broker-Dealer Affiliation. Except as set forth in the General Disclosure Package and the Prospectus, there are no affiliations or associations between any member of the NASD and any of the officers or directors of the Company or the subsidiaries, or holders of 5% or greater of the securities of the Company.

(l) No Trading. None of the Company or any of the subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts that are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

(li) Lock-Up Agreement. Each officer, director and shareholder of the Company set forth on Schedule D hereto has furnished to the Representatives, prior to the date of this Agreement, a letter or letters, substantially in the form of Exhibit D hereto (each such letter a “Lock-Up Agreement”).

(lii) Reserved Share Program. The Company has not offered, or caused the Underwriters to offer, the Reserved Securities to any person pursuant to the Reserved Share Program with the intent to influence unlawfully (A) a customer or supplier of the Company or any of the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or any of the Subsidiaries, or (B) a trade journalist or publication to write or publish favorable information about the Company or any of the Subsidiaries or any of their respective products or services.

(b) Representations and Warranties by the Controlling Shareholders. Each Controlling Shareholder represents and warrants, jointly and severally, to each Underwriter, and agrees with each Underwriter that:

(i) At the respective times the Registration Statement, the ADS Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the ADS Registration Statement, the Rule 462(b)

Registration Statement and any amendments and supplements thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) There are no other Issuer Free Writing Prospectuses relating to the offering of the Securities except as set forth in Schedule C hereto.

(iii) As of the Applicable Time, neither (A) the General Disclosure Package, nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) Such Controlling Shareholder is not prompted to sell the Securities to be sold by such Controlling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 6(c) hereof.

(c) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. The Selling Shareholder has reviewed the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus and the statements in the Statutory Prospectus, the Prospectus or any amendments or supplements thereto (including any prospectus wrapper) under “Principal and Selling Shareholder” relating to such Selling Shareholder does not include any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

(ii) Selling Shareholder Questionnaire. The questionnaire containing certain information regarding such Selling Shareholder and the election form that sets forth the amount of Ordinary Shares such Selling Shareholder has elected to sell in the offering (the “Questionnaire and Election Form”), completed by such Selling Shareholder and submitted to the Company by facsimile on or before [•], 2007 does not and as of the Closing Time will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder’s election to sell the number of Ordinary Shares indicated in the Questionnaire and Election Form is valid and binding on such Selling Shareholder.

(iii) Power-of-Attorney. The power of attorney (“Power of Attorney”), appointing certain natural persons named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(iv) Authorization of Agreement. Each of this Agreement and the Power of Attorney has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(v) Authorization of Custody Agreement. The Custody Agreement, signed by such Selling Shareholder and the Company, as custodian (in such capacity, the “SSH Custodian”), relating to the deposit of the Ordinary Shares underlying the Initial Securities to be sold by such Selling Shareholder, in the form heretofore furnished to the Representatives (the “Custody Agreement”), has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

(vi) Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Initial Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Initial Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of Organizational Document of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

(vii) Valid Title. Such Selling Shareholder has, and at the Closing Time will have (A) valid title to the Ordinary Shares underlying the Initial Securities to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances and (B) the legal right and power and any authorizations and approvals required by law, to enter into this Agreement, the Deposit Agreement, the Power of Attorney and the Custody Agreement and to sell, transfer and deliver the Initial Securities to be sold by such Selling Shareholder.

(viii) Ordinary Shares Freely Depositable. The Ordinary Shares represented by the Initial Securities to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the Custodian as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the Initial Securities representing such Ordinary Shares so deposited by such Selling Shareholder.

(ix) Security Interests. Upon payment for the Initial Securities to be sold by such Selling Shareholder under this Agreement and the crediting of such Initial Securities to a securities account maintained by the Representatives at The Depository Trust Company (the “DTC”) or its nominee, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the UCC) with respect to such Initial Securities, and no action based on an “adverse claim” (as defined in UCC Section 8-102) may be asserted against the Underwriters with respect to such securities entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.

(x) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Initial Securities.

(xi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney and the Custody Agreement, or in connection with the sale and delivery of the Initial Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under state securities laws and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

(xii) No Association with the NASD. Neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the NASD), any member firm of the NASD.

(xiii) No Conflicting Obligations. The Ordinary Shares to be sold by such Selling Shareholder hereunder are subject to the interest of the Underwriters, and the obligations of such Selling Shareholder hereunder shall not be terminated by any act of such Selling Shareholder, by operation of law or the occurrence of any other event.

(xiv) No Finder’s Fee. There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xv) No Stamp or Transaction Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in connection with (A) the sale and delivery of the Ordinary Shares represented by the Initial Securities by such Selling Shareholder, the issuance of the Initial Securities by the Depositary, and the delivery of such Initial Securities to or for the account of the Underwriters, (B) the purchase from such Selling Shareholder and the initial sale and delivery by the Underwriters of the Initial Securities to purchasers thereof, (C) the deposit by such Selling Shareholder of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the Initial Securities, or (E) the execution and delivery of this Agreement.

(xvi) No Other Marketing Documents. Each Selling Shareholder has not distributed and will not distribute, prior to the later of the Closing Time or the latest Date of Delivery and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Initial Securities by the Selling Shareholders, including any free writing prospectus.

(xvii) No Registration Rights. Other than as disclosed in the Statutory Prospectus included in the General Disclosure Package, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

(xviii) No Pre-emptive Rights. Each Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the most recent preliminary prospectus.

(xix) OFAC. Neither a Selling Shareholder nor, to the knowledge of such Selling Shareholder, any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder is currently subject to any United States sanctions administered by the OFAC; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx) Anti-Money Laundering Laws. Each of such Selling Shareholders, their subsidiaries and any of their respective officers and executive directors, and, to the knowledge of such Selling Shareholders, each of their respective affiliates, supervisors, managers, agents and employees has not violated and each Selling Shareholder’s participation in the offering will not violate any Anti-Money Laundering Laws. Each Selling Shareholder has instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws.

(d) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder(s) as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per ADS set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities. Executed transfer forms for the Ordinary Shares represented by the Initial Securities to be sold by a Selling Shareholder hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as the SSH Custodian. Each Selling Shareholder agrees that the Ordinary Shares represented by the transfer forms held in custody for such Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of such Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any Selling Shareholder that is a natural person or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any Selling Shareholder that is a natural person or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Initial Securities hereunder, such Initial Securities shall be delivered by the SSH Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the SSH Custodian shall have received notice of such death or other event or termination.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,479,750 Option Securities, as set forth in Schedule B, at the price per ADS set forth in Schedule C, less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. The Company and the SSH Custodian will deliver the Initial Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of the DTC in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company for itself and as SSH Custodian on behalf of the Selling Shareholders, as the case may be, at 9:00 A.M., (New York City time), on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or at such other time not later than seven business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made on each Date of Delivery as specified in the notice from the Representatives to the Company.

The parties to this agreement understand that each Underwriter has authorized the Representatives, for each such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, that it has agreed to purchase. Both Merrill Lynch and UBS, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

The Underwriters shall deduct from the amount so payable to the Company pursuant to this Section 2(c) the gross commissions and any discretionary bonus commissions paid by the Company in its sole discretion to the Underwriters and all expenses payable by the Company under Section 4(a) of this Agreement.

(d) Denominations; Registration. The ADRs evidencing the Initial Securities and the Option Securities, if any, shall be in definitive form, in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company and the Selling Shareholders. (a) The Company covenants with each Underwriter as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, the 1934 Registration Statement or the ADS Registration Statement shall become effective, or any supplement to the Prospectus (including any prospectus wrapper) or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the 1934 Registration Statement, the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the 1934 Registration Statement, the ADS Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

The Company will use reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Filing of Amendments and Exchange Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, the ADS Registration Statement or the 1934 Act Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, conformed copies of the Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the

Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or the ADS Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or the ADS Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement or Issuer Free Writing Prospectus as may be necessary to correct such statement or omission or to make the Registration Statement, the ADS Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or Issuer Free Writing Prospectus as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the ADS Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions within or outside of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds” and file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required by Rule 463 under the 1933 Act.

(ix) Listing. The Company will use its best efforts to effect and maintain the listing of the ADSs (including the Securities) on the New York Stock Exchange.

(x) Restriction on Sale of ADSs and Ordinary Shares. For the period of 180 days after the date of this Agreement (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs, Ordinary Shares underlying the ADSs or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares (the “Lock-up Securities”), or file or publicly disclose its intention to file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale and transfer of the ADSs and the underlying Ordinary Shares in the current offering, (B) the issuance of stock options or restricted shares to the Company’s directors, officers and employees, (C) the issuance of the Ordinary Shares upon the exercise of employee stock options or restricted shares existing on the date of the Prospectus; (D) the exchange of the Company’s ADSs or Ordinary Shares for the shares or assets the target company in connection with any acquisition, and (E) the sale or transfer to any strategic or financial investor in the Company’s capital stock. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company releases earnings results or material news about the Company or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will make an earnings release or it becomes aware that material news about the Company will be released or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this clause (x) shall continue to apply until the expiration of the 18-day period beginning on the release of the earnings results or the material news or the occurrence of the material event. The Company will promptly provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(xi) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder. During the five-year period after the date of this Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with the Commission under the 1934 Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the 1934 Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(xii) Performance of Obligations. The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Time or each Date of Delivery and to satisfy all conditions precedent to the delivery of the Initial Securities and the Option Securities.

(xiii) No Stabilization. The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the 1933 Act) not to take, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(xiv) SAFE Compliance. The Company shall comply with the SAFE Rules and Regulations, and shall use reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the SAFE Rules and Regulations applicable to them, including without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(xv) Transfer Restrictions. The Company shall at all times maintain transfer restrictions with respect to the Company’s ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares. The Company shall retain all share certificates that are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(xvi) Deposit Agreement. The Company will comply with the terms of the Deposit Agreement so that the ADR evidencing the ADSs will be executed by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement at the Closing Time and the applicable Date of Delivery.

(xvii) Cayman Islands Approvals. The Company agrees (i) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xviii) Sarbanes Oxley Act. The Company will use its best efforts to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with the Sarbanes-Oxley Act.

(xix) OFAC. The Company will not directly or indirectly use the proceeds of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx) National Final Production Standard. The Company will use its best efforts to obtain all National Final Production Standards for its products, where applications for such standards are currently pending, free from any condition or requirement compliance with which could reasonably be expected to have a Material Adverse Effect on the Company or which the Company could not reasonably be expected to be able to satisfy.

(xxi) Reserved Share Program. The Company will cause the Reserved Securities to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by the NASD and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Reserved Securities for the period of 30 days after the date of this Agreement or any such longer period of time as may be required by the NASD and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered in connection with the Reserved Share Program.

(b) Each of the Selling Shareholders, severally but not jointly, covenants with each Underwriter as follows:

(i) Such Selling Shareholder agrees during the relevant Lock-Up Period, without the prior written consent of the Representatives, not to (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Lock-Up Securities, or file or publicly disclose its intention to file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-up Securities, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or material news about the Company or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results or it becomes aware that material news about the Company will be released or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the material news or the occurrence of the material event, as applicable, unless the Representatives waive, in writing, such extension.

(ii) Sales of Company Securities. Prior to engaging in any transaction or taking any other action that is subject to the terms of Section 3(b)(i) during the period from the date of this Agreement to and including the 34th day following the expiration of the relevant Lock-Up Period, each Selling Shareholder will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the relevant Lock-Up Period (as such may have been extended pursuant to Section 3(b)(i)) has expired.

(iii) W-9 / W-8 Form. Each Selling Shareholder agrees to procure delivery to the Representatives on or prior to the Closing Time a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(iv) Interest of Underwriters. Each Selling Shareholder understands that the Initial Securities to be sold by the Selling Shareholder hereunder is subject to the interest of the Underwriters and that the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(v) Material Event. Each Selling Shareholder agrees to notify promptly the Company and the Representatives if, at any time prior to the date on which the distribution of the Securities as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the Prospectus, the Registration Statement or the ADS Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (except in the case of the Registration Statement), in the light of the circumstances under which they were made not misleading.

(vi) Further Agreement. Each Selling Shareholder agrees to cooperate to the extent necessary to cause the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto to become effective at the earliest practical time and to do and perform all things to be done and performed under this Agreement prior to any Closing Time and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the Initial Securities and underlying Ordinary Shares to be sold by such Selling Shareholder pursuant to this Agreement.

(c) Issuer Free Writing Prospectuses. Each of the Company and each Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an

“issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of each Selling Shareholder, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Selling Shareholders represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission when required, legending and record keeping.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and the ADS Registration Statement as originally filed and of each amendment thereto, (ii) the preparation and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the ADRs evidencing the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, and the related filing fees, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto(vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, provided that the Company will be responsible for travel, lodging and other related miscellaneous expenses incurred by not more than two bankers of each Representative in connection with the road show activities and (ix) the filing fees incident to the review by the NASD of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (xi) the costs and expenses of qualifying the Securities for inclusion in the book-entry settlement system of the DTC and (xiii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third paragraph of Section 1(a)(i). For the avoidance of doubt, the Company will not be responsible for the fees and disbursements of counsel to the Underwriters

(b) Expenses of the Selling Shareholders. The Selling Shareholders will severally pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, provided, however, that the Company shall be responsible for all the fees and disbursements of the counsel and other advisors of the Selling Shareholders.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 due to the Company’s willful act or gross negligence or the provisions of Section 9(a)(i) or Section 11 hereof, the Company and the Selling Shareholders (as the case may be) shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement have become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the 1933 Act or the 1934 Act, as the case may be, or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b) Opinion of U.S. Counsel for the Company. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Latham & Watkins LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-1 and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Cayman Islands Counsel for the Company. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Maples and Calder, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-2 and to such further effect as counsel to the Underwriters may reasonably request.

(d) Opinion of Chinese Counsel for the Company. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Global Law Office, Chinese counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-3 and to such further effect as counsel to the Underwriters may reasonably request.

(e) Launch Opinion of Chinese Counsel for the Company. At the time of the Statutory Prospectus included in the General Disclosure Package, the Representatives shall have received from Global Law Office an opinion dated such date, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-4 and to such further effect as counsel to the Underwriters may reasonably request.

(f) Opinion of British Virgin Islands Counsel for the Company. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Maples and Calder, British Virgin Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-5 and to such further effect as counsel to the Underwriters may reasonably request.

(g) Opinion of U.S. Counsel for the Selling Shareholders. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Latham & Watkins LLP, U.S. counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B-1 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(h) Opinion of Local Counsel for the Selling Shareholders. At the Closing Time, the Representatives shall have received opinions, dated as of the Closing Time, of Maples & Calder, British Virgin Islands counsel for Hanmax and Lodway Investment Limited (“Lodway”) and Samtung Investment Limited (“Samtung”), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B-2 hereto, and to such further effect as counsel to the Underwriters may reasonably request.

(i) Opinion of Depositary’s Counsel. At the Closing Time, the Representatives shall have received an opinion, dated as of Closing Time, of Emmet Marvin & Martin LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C-1 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(j) Opinion of U.S. Counsel for the Underwriters. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, in form and substance satisfactory to the Representatives.

(k) Launch Opinion of Chinese Counsel for the Underwriters. At the time of the Statutory Prospectus included in the General Disclosure Package, the Representatives shall have received from Junhe Law Offices, Chinese counsel for the Underwriters, a launch opinion dated such date, in form and substance satisfactory to the Representatives.

(l) Opinion of Chinese Counsel for the Underwriters. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Junhe Law Offices, in form and substance satisfactory to the Representatives.

(m) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Securities in accordance with the Deposit Agreement.

(n) Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Securities against issuance of the ADRs evidencing the Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(o) Form W-9 / W-8. At or prior to the Closing Time, the Representatives shall have received from the SHH Custodian United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.

(p) Eligible for DTC Clearance. At or prior to the Closing Time, the Securities shall be eligible for clearance and settlement through the facilities of the DTC.

(q) No Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

(r) Officers’ Certificates. At the Closing Time, there shall not have been, since the date hereof or the date of the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and there shall not have been any adverse legislative or regulatory developments related to the M&A Rules and Related Clarifications that, in the judgment of the Representatives (after consultation with the Company), would make it inadvisable to proceed with the public offering or the delivery of the Securities and the Ordinary Shares being delivered at the Closing Time on the terms and in the manner contemplated in this Agreement (including any such development that results in either Chinese counsel to the Company or Chinese counsel to the Underwriters not being able to confirm, at the Closing Time, the respective opinions of such counsel). The Representatives shall have received certificates of the chief executive officer and the chief financial officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there has been no such adverse legislative or regulatory developments, (iii) the representations and warranties in Section 1(a) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time, (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(s) Certificate of Selling Shareholders. At the Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Sections 1(b) and 1(c) (in the event that such Selling Shareholder is also a Controlling Shareholder) or Section 1(c) (in the event that such Selling Shareholder is not a Controlling Shareholder) are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(t) Accountant’s Comfort Letter at the Execution of this Agreement. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte Touche Tohmatsu a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(u) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte Touche Tohmatsu a letter, dated as of the Closing Time, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(v) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(w) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(x) Lock-up Agreements. At the date of this Agreement, the Lock-Up Agreements signed by the persons listed on Schedule D hereto shall remain in force and not have been repudiated by any of the parties to such agreements.

(y) Reserved Share Program Lock-up Agreements. At the date of this Agreement, the lock-up agreements signed by the persons listed on Schedule E hereto and evidenced on each such person’s indication of interest form under the Reserved Share Program shall remain in force and not have been repudiated by any of the parties to such agreements.

(z) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer and the chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(r) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(s) remains true and correct as of such Date of Delivery.

(iii) Depositary’s Certificate. A certificate, dated such Date of Delivery, of the authorized officers of the Depositary confirming that the certificate delivered at the Closing Time pursuant to Section 5(n) hereof remains true and correct as of such Date of Delivery.

(iv) Opinions of Counsels for Company. An opinion of Latham & Watkins LLP, U.S. counsel for the Company, together with an opinions of Maples & Calder, Cayman Islands counsel of the Company, and Global Law Office, Chinese counsel of the Company and Maples and Calder, British Virgin Islands counsel of the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b), 5(c), 5(d) and 5(f) hereof.

(v) Opinions of Counsels for the Selling Shareholders. An opinion of Latham & Watkins LLP, U.S. counsel for the Selling Shareholders, together with an opinion of Maples & Calder, British Virgin Islands counsel of Hanmax, Lodway and Samtung, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(g) and 5(h) hereof.

(vi) Opinions of Counsels for Underwriters. An opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, together with an opinion of Junhe Law Offices, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(j) and 5(l) hereof.

(vii) Opinion of Depositary’s Counsel. An opinion of Emmet Marvin & Martin LLP relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(i).

(viii) Bring-down Comfort Letter. A letter from Deloitte Touch Tohmatsu, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(t) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

(aa) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Time, a Delivery Date or otherwise.

(bb) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company and the Controlling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section (e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The parties hereto understand and agree that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below. Notwithstanding the foregoing, in no event shall the Controlling Shareholders be liable or responsible for any amount in excess of the gross proceeds applicable to the Securities sold by the Controlling Shareholders pursuant to the transactions contemplated by this Agreement.

(b) Indemnification of Underwriters by the Selling Shareholders. The Selling Shareholders, severally but not jointly, agree to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact, contained in the Registration Statement or the ADS Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case only to the extent that such untrue statement or omission is related to such Selling Shareholder;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section (e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). The parties hereto understand and agree that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below. Notwithstanding the foregoing, in no event shall any Selling Shareholder be liable or responsible for any amount in excess of the gross proceeds applicable to the Securities sold by such Selling Shareholders pursuant to the transactions contemplated by this Agreement.

(c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnities contained in subsections (a) and (b) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The parties hereto understand and agree that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures and sales to discretionary accounts appearing in the sixth paragraph under the heading “Underwriting” and the information contained in the 13th paragraph under the heading “Underwriting—Over-allotment option” discussing possible stabilization measures and the addresses of the Representatives appearing in the 18th paragraph under the heading “Underwriting.”

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and the Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii), Section 6(b)(ii) or settlement of any claim in connection with any violation referred to in Section 6(f) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Indemnification for Reserved Securities. Without limitation of and in addition to its obligation under the other paragraphs of this Section 6, the Company agrees to indemnify and hold harmless Merrill Lynch, its Affiliates and its selling agents and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred,

(i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where the Reserved Securities have been offered;

(ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii) caused by the failure of any Invitee to pay for and accept delivery of the Reserved Securities that have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of this Agreement; or

(iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.

(g) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(f) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(f) hereof.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus and General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in either U.S., Cayman Islands, British Virgin Islands, Chinese or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted

Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Default by one or more of the Selling Shareholders or the Company. (a) If a Selling Shareholder shall fail at the Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(b) If the Company shall fail at the Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at 4 World Financial Center, New York, New York 10080, U.S.A., attention of [•] and to UBS at 52/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong, attention of [•]; notices to the Company shall be directed to it at 5th Floor, Block B, Baiying Medical Device Park, Nanhai Avenue South, Nanshan District, Shenzhen, Guangdong Province 518067, People’s Republic of China, attention of [•]; and notices to the Selling Shareholders shall be directed to [•], attention of [•].

SECTION 14. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

The Company and each Selling Shareholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Selling Shareholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and each Selling Shareholder irrevocably appoint CT Corporation System, currently of 111 Eighth Avenue, New York, NY, 10011, as each of their authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company or] Selling Shareholder by the person serving the same to the address provided in Section 13 hereof, shall be deemed in every respect effective service of process upon the Company or such Selling Shareholder in any such suit or proceeding. The Company and such Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

SECTION 17. Judgment Currency. The obligations of the Company and the Selling Shareholders pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and the Selling Shareholders an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

Tongjitang Chinese Medicines Company

By
Title:

Name of Selling Shareholders

By
As Attorney-in-Fact acting on behalf of the Selling Shareholders named in Schedule B hereto

Hanmax Investment Limited

By
Title:

Wang Xiaochun

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By
Authorized Signatory

UBS AG

By
Authorized Signatory

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

UNDERWRITERS

Name of Underwriters	Number of Initial Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS AG
CIBC World Markets Corp.
[•]

Total

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Tongjitang Chinese Medicines Company	8,350,000	627,250

Hanmax Investment Limited	852,500	852,500

Samtung Investment Limited	625,000	—

Lodway Investment Limited	37,500	—

Total	9,865,000	1,479,750

Sch B - 1

SCHEDULE C

General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

[1. Final term sheet, dated                             , a copy of which is attached hereto.]

[2. [•]]

Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial public offering price per ADS for the Securities, determined as provided in said Section 2, shall be $[].

2. The purchase price per ADS for the Securities to be paid by the several Underwriters shall be $[•], being an amount equal to the initial public offering price set forth above less $[•] per ADS; provided that the purchase price per ADS for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch C - 1

SCHEDULE D

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Wang Xiaochun

Wang Shaolan

Chen Yongcun

Chen Yan Justin

Fang Honglong

Hu Guangyi

Lin Yuecai

Xu Qian

Hanmax Investment Limited

Samtung Investment Limited

S-Yangtse Holdings Limited

ML Global Private Equity Fund, L.P.

Merrill Lynch Ventures L.P. 2001

Paraway Investment Limited

Lodway Investment Limited

GLHH Fund I, L.P.

GLHH Fund II, L.P.

Himark Group (Holdings) Company Limited

Raywill Holdings Limited

Spark Ventures Group Limited

Joyful Hub Limited

Jia Cheng Investment Limited

Sch D - 1

SCHEDULE E

LIST OF INVITEES SUBJECT TO LOCK-UP UNDER THE RESERVED SHARE PROGRAM

[TO BE PROVIDED]

Sch E - 1

SCHEDULE F

MATERIAL CONTRACTS

1	Form of Indemnification Agreement with the Company’s directors

2	Form of Employment Agreement

3	2006 Share Incentive Plan

4	Subscription Agreement dated December 21, 2005 among Samtung Investment Limited, Unisources, Xiaochun Wang and Shaolan Wang

5	Sale and Purchase Agreement dated June 15, 2006 among the Company, Unisources and Shareholders of Unisources

6	Share Purchase Agreement dated November 8, 2006 among the Company, ML Global Private Equity Fund, L.P. and Merrill Lynch Ventures L.P. 2001

7	Shareholders’ Agreement dated as of November 8, 2006 among the Company and the parties named therein

8	Registration Rights Agreement dated as of November 8, 2006 among the Company and the parties named therein

9	English Translation of Patent License Agreement dated January 12, 2005 between Xiaochun Wang and Tongjitang Pharmaceutical

10	English Translation of Equity Transfer Agreement dated February 20, 2005 between Tongjitang Pharmaceutical and Xiaochun Wang regarding 66.67% Equity Interest in Guizhou Tongjitang Chinese Medicine Sliced Herbs

11	English Translation of Equity Transfer Agreement dated January 18, 2006 between Tongjitang Distribution and Xiaochun Wang regarding 33.33% Equity Interest in Guizhou Tongjitang Chinese Medicine Sliced Herbs

12	English Translation of Equity Transfer Contract dated February 20, 2005 between Tongjitang Pharmaceutical and Xiaochun Wang regarding 60% Equity Interest in Guizhou Tongjitang Culture and Communication Co., Ltd.

13	English Translation of the Regional Distribution Contract dated September 1, 2006 between Tongjitang Pharmaceutical and Beijing Shirentang Pharmaceutical Distribution Co., Ltd.

14	English Translation of the Regional Distribution Agreement dated January 1, 2007 between Tongjitang Pharmaceutical and Shanghai Leiyunshang Pharmaceutical Co., Ltd.

15	English Translation of Real Property Lease Agreement dated July 11, 2006 for the Company’s Principal Executive Offices in Shenzhen, Guangdong Province

Sch F - 1

Exhibit A-1

FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(b)

In this exhibit, the “Registration Statement” and the “ADS Registration Statements” are collectively referred to as the “Registration Statements”; the “Delaware General Corporation Law” is referred to as the “DGCL”; the pricing information attached as Schedule C to the Underwriting Agreement is referred to as the “Pricing Information Annex.” Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

(i) The Underwriting Agreement has been duly executed and delivered by the Company, in accordance with the laws of the State of New York.

(ii) The Deposit Agreement has been duly executed and delivered by the Company in accordance with the laws of the State of New York, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(iii) Upon due execution, issuance and delivery by the Depositary of ADRs evidencing the Securities against the deposit of the Ordinary Shares in respect thereof in accordance with the terms of the Deposit Agreement and payment therefor in accordance with the terms of the Underwriting Agreement, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

(iv) The execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company, the deposit of the Ordinary Shares with the Depositary against issuance of the ADRs evidencing the Securities, and the issuance and sale of the Securities by the Company to the Underwriters pursuant to the Underwriting Agreement and the Deposit Agreement do not:

(a) result in the breach of or default under any of the Material Contracts which are governed by the laws of the State of New York and to which the Company is a party;

(b) violate any United States federal or New York statute, rule or regulation applicable to the Company; or

(c) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

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(v) The Registration Statements have become effective under the Act. With the Representatives’ consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on                             , 2007, no stop order suspending the effectiveness of the Registration Statements has been issued under the Act and no proceedings have been initiated or are pending by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Act.

(vi) The Registration Statement, including the information deemed to be a part thereof pursuant to Rule 430A under the Act, as of the date it was declared effective, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the requirements for registration statements on Form F-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement, the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and the ADS Registration Statement, as of the date it was declared effective, appeared on its face to be appropriately responsive in all material respects to the requirements for registration statements on Form F-6 under the Act and the rules and regulations of the Commission thereunder. For purpose of this paragraph, such counsel have assumed that the statements made in the Registration Statements, the Statutory Prospectus, the Issuer Free Writing Prospectuses and the Prospectus are correct and complete.

(vii) The statements in the Statutory Prospectus, the Issuer Free Writing Prospectuses and the Prospectus under the caption “Description of American Depositary Shares,” insofar as they purport to describe or summarize provisions of the Deposit Agreement, the Securities and the ADRs, and under the caption “Shares Eligible for Future Sale,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws referred to therein, and under the caption “Taxation—United States Federal Income Taxation,” insofar as they purport to describe or summarize certain provisions of U.S. federal tax laws referred to therein, are accurate descriptions or summaries in all material respects.

(viii) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ix) Pursuant to Section 16 of the Underwriting Agreement and Sections 7.6 and 7.8 of the Deposit Agreement, under the laws of the State of New York the Company has validly (i) chosen New York law to govern its rights and duties under the Underwriting Agreement and the Deposit Agreement, (ii) submitted to the personal jurisdiction of any state or federal court located in the State of New York, County of New York in any action arising out of or relating to the Underwriting Agreement or the Deposit Agreement or the transactions contemplated hereby or thereby, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court, and (iv) appointed CT Corporation System as its authorized agent for the purpose described in

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Section 16 of the Underwriting Agreement and Section 7.8 of the Deposit Agreement. Service of process in the manner set forth in Section 16 of the Underwriting Agreement and Section 7.8 of the Deposit Agreement is effective to confer valid personal jurisdiction over the Company in connection with an action or proceeding arising out of or related to the Underwriting Agreement and the Deposit Agreement in any such court.

(x) To the best of such counsel’s knowledge, there are no contracts or documents of a character required to be described in the Registration Statements, the Statutory Prospectus, any Issuer Free Writing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed.

(xi) The statement in the Statutory Prospectus and the Prospectus under the caption “Description of Share Capital – Difference in Corporate Law,” in so far as they purport to describe or summarize certain provisions of the DGCL referred to therein, are accurate descriptions or summaries in all material respects.

(xii) Either the Registration Statement, at the time it became effective on                             , 2007, including the information deemed to be a part of the Registration Statement pursuant to Rule 430A under the Act, or the ADS Registration Statement, at the time it became effective on                             , 2007, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Statutory Prospectus, as of              p.m. New York time on                             , 2007, and the Issuer Free Writing Prospectuses when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statements, the Statutory Prospectus, the Issuer Free Writing Prospectuses, the Pricing Information Annex, or the Prospectus.

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Exhibit A-2

FORM OF OPINION OF CAYMAN ISLANDS COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(c)

Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

(i) Due Incorporation; Corporate Power. The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands, with full corporate power and authority to own its property and assets and to carry on its business in accordance with the Company’s Memorandum and Articles of Association and as described in the General Disclosure Package and the Prospectus, and to execute, deliver and perform its obligations under the Underwriting Agreement, the Deposit Agreement, the Registration Statements and the ADS Registration Statements.

(ii) Good Standing. The Company is in good standing with the Registrar of Companies in the Cayman Islands.

(iii) Capitalization. The Company has the authorized and issued share capital as set forth under the caption “Actual” in the Section headed “Capitalization” in the Statutory Prospectus included in the General Disclosure Package and the Prospectus, and, immediately after the issuance and sale of the Initial securities, the Company will have the authorized and issued share capital as set forth under the caption “As Adjusted” therein. All of the issued share capital of the Company (including the Ordinary Shares issued and delivered in accordance with the terms of the Underwriting Agreement and the Deposit Agreement) have been or will be duly and validly authorized and issued, as fully paid and non-assessable, conform with the laws of the Cayman Islands, are free from any restriction on voting or transfer under the laws of the Cayman Islands and the Company’s Memorandum and Articles of Association, are not subject to any pre-emptive or similar rights of any security-holder of the Company under Cayman Islands laws or the Company’s Memorandum and Articles of Association, conform to the description thereof contained in the General Disclosure Package and the Prospectus and will be registered in the Company’s register of members as Ordinary Shares. When allotted, issued and paid for and registered in the register of members (shareholders), shares are considered to be legally issued and allotted, fully paid and non-assessable.

(iv) No Violation. The execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company and the performance of its obligations thereunder, the Registration Statements, the issuance and sale of the Ordinary Shares and the filing of the Registration Statements and the General Disclosure Package and the Prospectus have been duly authorized and approved by all necessary corporate action of the Company, and the execution and delivery of the Underwriting Agreement and the Deposit Agreement by the Company and the performance of its obligations thereunder do not violate, conflict with or result in a breach of any

A2 - 1

of the terms or provisions of the Company’s Memorandum and Articles of Association or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in the Cayman Islands.

(v) Authorization of Underwriting Agreements. Each of the Underwriting Agreement and the Deposit Agreement has been duly executed and delivered for and on behalf of the Company and constitute legal, valid and binding obligations of the Company enforceable in the Cayman Islands in accordance with its terms.

(vi) Authorization of Registration Statements. The Registration Statements and the ADS Registration Statement have been duly executed by and on behalf of the Company.

(vii) Absence of Further Requirements. No authorizations, consents, orders, permissions or approvals are required from any governmental or judicial authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority, judicial or regulatory body is required in connection with:

(a) the execution and delivery of the Underwriting Agreement and the Deposit Agreement;

(b) the performance of any obligation under the Underwriting Agreement and the Deposit Agreement; and

(c) the payment of any amount under the Underwriting Agreement and the Deposit Agreement.

(viii) No Filing. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement or the Deposit Agreement that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands.

(ix) Accurate Description. The statements in the Statutory Prospectus included in the General Disclosure Package and the Prospectus under “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Description of Share Capital” and “Taxation – Cayman Islands Taxation” and the statements in the Registration Statement under Part II, Item 6, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the law of the Cayman Islands, fairly present the information and summarize the matters referred to therein.

(x) Absence of Stamp Duties. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of:

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(a) the execution or delivery of the Underwriting Agreement and the Deposit Agreement or the performance by any of the parties of their respective obligations or enforcement of the Underwriting Agreement or the Deposit Agreement unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands (e.g. for the purposes of enforcement) in which case stamp duty of CI$2.00 (US$2.44) for each of the Underwriting Agreement and the Deposit Agreement will be payable;

(b) the issuance and sale of the Ordinary Shares by the Company pursuant to the terms of the Underwriting Agreement;

(c) the entering of the Custodian as the registered holder of the Ordinary Shares;

(d) the issue to and deposit with the Custodian on behalf of the Depositary of the Ordinary Shares against the issuance of Securities for the account of the Underwriters; or

(e) the sale and delivery outside of the Cayman Islands by the Underwriters of the Securities to the initial purchasers thereof.

(xi) Absence of Other Taxes. There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands government or any taxing authority thereof on or by virtue of:

(a) the execution, delivery, performance or enforcement of the Underwriting Agreement and the Deposit Agreement;

(b) any payment of any nature to be made by the Company under the Underwriting Agreement and the Deposit Agreement;

(c) the issuance and sale of the Ordinary Shares by the Company; or

(d) the payment of dividends and other distributions declared and payable on the Ordinary Shares, and the payment of such dividends and other distributions by the Depositary or its nominee to holders of Securities pursuant to the Deposit Agreement.

(xii) No Income Taxes. The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

(xiii) Choice of Law. The Company can sue and be sued in its own name under the laws of the Cayman Islands. The choices of the law of New York to govern the Underwriting Agreement and the Deposit Agreement will be upheld as a valid choices of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choices of law in a suit on the Underwriting Agreement or the Deposit Agreement brought in the courts of the Cayman Islands, assuming it is so pleaded. An action against the Company in the Cayman Islands under the Underwriting Agreement or the Deposit Agreement could be instituted in the

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Grand Court, which has jurisdiction over the Company, without first having to obtain a judgment in respect of the Underwriting Agreement or the Deposit Agreement in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than Cayman Islands dollars, a Cayman Islands court would give judgment expressed as an order to pay such currency or its Cayman Islands dollar equivalent at the time of payment or enforcement of the judgment.

(xiv) Submission to Jurisdiction. The submission to the jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan in The City of New York, the appointment of CT Corporation System to accept service of process in such jurisdiction and the waiver by the Company of any objection to the venue of a proceeding in a New York court, pursuant to the Underwriting Agreement and the Deposit Agreement, is legal, valid and binding on the Company.

(xv) Dividends. No approvals are currently required from any governmental department, agency or other authority in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Ordinary Shares, including the Depositary.

(xvi) Enforcement of Judgments. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to the Underwriting Agreement or the Deposit Agreement without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Cayman Islands court may stay enforcement until such appeal has been heard.

(xvii) No Actions Against the Company. Based solely on such counsel’s inspection of the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands from the date of incorporation of the Company, there were no actions or petitions pending against the Company in the courts of the Cayman Islands as at close of business in the Cayman Islands on [•], 2007. A search at the Companies Registry in the Cayman Islands would not reveal any order or resolution for the winding up of the Company because under Cayman Islands laws the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which such counsel has made at the Grand Court of the Cayman Islands have revealed no record of the presentation of any

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winding up petition in respect of the Company. Such counsel assumes that there has been no change in this position since the date on which the enquiries were made.

(xviii) Exchange Control Regulation. There is no exchange control legislation under Cayman Islands laws and accordingly there are no exchange control regulations imposed under Cayman Islands laws.

(xix) No Sovereign Immunity. The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon the Underwriting Agreement or the Deposit Agreement, and the Company is subject to civil and commercial law with respect to its obligations under the Underwriting Agreement and the Deposit Agreement, which obligations constitute private and commercial acts rather than governmental or public acts.

(xx) Form of Agreements. So far as the laws of the Cayman Islands is concerned, each of the Underwriting Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company.

(xxi) No Third Party Interests. Such counsel has reviewed the register of members of the Company. As of the date hereof there are no entries or notations indicating any third party interests, including any security interest, on the register of members of the Company.

(xxii) No Deemed Residency. The Underwriters will not be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Cayman Islands or in violation of any law thereof solely by reason of the negotiation, preparation, execution or delivery of the Underwriting Agreement and the Deposit Agreement or the entering into of, the exercise of their rights, the performance of their obligations under or the enforcement of the Underwriting Agreement and the Deposit Agreement.

(xxiii) No Licensing Requirements. The Underwriters will not be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of the Underwriting Agreement or the Deposit Agreement.

(xxiv) Accurate Summary of Documents. The summaries of the Memorandum and Articles of Association of the Company and of relevant Cayman Islands company laws contained in the General Disclosure Package and the Prospectus are true, accurate and complete in the context in which they appear.

(xxv) Forms of Certificates. The form of certificate used to evidence the Ordinary Shares complies in all material respects with applicable statutory requirements of the Cayman Islands and the Company’s Memorandum and Articles of Association.

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(xxvi) No Restrictions on Dividends. There are no restrictions under Cayman Islands laws that would prevent the Company from paying dividends to shareholders in U.S. Dollars or any other currency, nor is it necessary under the laws of the Cayman Islands that any of the agreements or any document relating thereto be registered or recorded in any public office or elsewhere in the Cayman Islands in order for the Company to pay dividends to shareholders in U.S. Dollars or any other currency.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of the law of New York, upon the opinion of the U.S. counsel to the Company delivering opinions pursuant to the Underwriting Agreement, and as to matters involving the application of the law of China, upon the opinion of the Chinese counsel to the Company delivering opinions pursuant to the Underwriting Agreement (which opinions shall be dated and furnished to the Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that such counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinions, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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Exhibit A-3

FORM OF OPINION OF CHINESE COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(d)

Each of Tongjitang Pharmaceutical, Tongjitang Distribution, Tongjitang Chain Stores and Tongjitang Planting is referred to as a “Chinese Subsidiary” and collectively as the “Chinese Subsidiaries.” Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

(i) Incorporation of Chinese Subsidiaries. Each of the Chinese Subsidiaries has been duly organized and is validly existing as a wholly-foreign owned enterprise or a Chinese domestic limited liability company with foreign investment or a limited liability company (as the case may be), with full legal person status under the laws of China and its business license is in full force and effect; Tongjitang Pharmaceutical has been duly qualified as a foreign invested enterprise; 100% of the equity interest of Tongjitang Pharmaceutical is owned directly by Unisources, a company incorporated in the British Virgin Islands; 92.76% of the equity interest of Tongjitang Distribution is owned directly by Tongjitang Pharmaceutical and 7.14% of the equity interest of Tongjitang Distribution is owned directly by the trade union of Tongjitang Distribution, an association organized under the laws of China; 95% of the equity interest of Tongjitang Planting is owned directly by Tongjitang Pharmaceutical and 5% of the equity interest of Tongjitang Planting is owned directly by Mr. Xiaochun Wang; 96% of the equity interest of Tongjitang Chain Stores is owned directly by Tongjitang Distribution and 4% of the equity interest of Tongjitang Chain Stores is owned by the trade union of Tongjitang Distribution. To the best of such counsel’s knowledge after due inquiry, such equity interests are free and clear of all liens, encumbrances, equities or claims; and the Articles of Association of each Chinese Subsidiary, the business license and other constituent documents of each Chinese Subsidiary comply with the requirements of applicable Chinese laws and are in full force and effect.

(ii) Subsidiaries. Each Chinese Subsidiary has full legal right, power and authority (corporate and other) to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business in each jurisdiction in which it owns or uses or leases properties, conducts any business or in which such qualification is required. Except as disclosed in the General Disclosure Package and the Prospectus, each Chinese Subsidiary has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings (collectively, “Governmental Authorizations”) with any governmental or regulatory agency or any court in China to own, lease, license and use its properties, assets and conduct its business in the manner described in the General Disclosure Package and the Prospectus and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in the General Disclosure Package and the Prospectus. Except as described in the General Disclosure Package and the Prospectus, no Chinese Subsidiary has any reason

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to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits. Further, each Chinese Subsidiary is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects. Tongjitang Pharmaceutical has no reason to believe that any National Final Production Standard for its products, where application for such standard is currently pending, will not be granted or obtained, free from any condition or requirement compliance with which could reasonably be expected to have a Material Adverse Effect on Tongjitang Pharmaceutical or which Tongjitang Pharmaceutical could not reasonably be expected to be able to satisfy.

(iii) Corporate Structure. The entering into, and the consummation of the transactions contemplated in the relevant documents described in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus under “Summary—Corporate Structure” and “Description of Share Capital—History of Securities Issuance” constitute legal, valid and binding obligations of all the parties therein, enforceable against all the parties therein, in accordance with their terms; all necessary steps for transactions contemplated in the restructuring documents have being taken and all consents required from respective parties have been obtained and are in full force and effect; all governmental approvals, consents, registrations, filings and all necessary steps required in China for the transactions contemplated therein have been obtained, made and taken and are in full force and effect.

(iv) Capitalization. All of the equity interests in each Chinese Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are legally owned by Unisources, free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims; each Chinese Subsidiary has obtained all approvals, authorizations, consents and orders, and has made all filings that are required under Chinese laws and regulations for the ownership interest by Unisources of its equity interest in each Chinese Subsidiary, except for that such non-compliance as would not reasonably be expected to have a Material Adverse Effect; to the best of such counsel’s knowledge after due inquiry, except as described in the General Disclosure Package and the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any Chinese Subsidiary.

(v) Use of Proceeds. The application of the net proceeds to be received by the Company from the offering as contemplated by the General Disclosure Package and the Prospectus, will not contravene any provision of applicable Chinese law, rule or regulation, or the Articles of Association, other constitutive documents or the business license or other constitutive documents of any Chinese Subsidiary or contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon any Chinese Subsidiary, or any judgment, order or decree of any Governmental Agency in China.

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(vi) Title to Property and Leased Assets. To the best of such counsel’s knowledge, each Chinese Subsidiary has valid title to all of its properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions; each lease agreement to which such Chinese Subsidiary is a party is legally executed; except as described in the General Disclosure Package and the Prospectus, the leasehold interests of each Chinese Subsidiary are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their respective terms under Chinese law; and, to the best of such counsel’s knowledge, neither the Company nor any Chinese Subsidiary owns, operates, manages or has any other right or interest in any other material real property of any kind, except as described in the General Disclosure Package and the Prospectus.

(vii) Guarantees. To the best of such counsel’s knowledge, there are no outstanding guarantees or contingent payment obligations of any Chinese Subsidiary in respect of indebtedness of third parties except as disclosed in the General Disclosure Package and the Prospectus.

(viii) No Violation. To the best of such counsel’s knowledge, no Chinese Subsidiary or any of its subsidiaries is in breach or violation of or in default, as the case may be, under (A) its articles of association, business licenses or any other constituent documents, (B) any material obligation, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness governed by Chinese law, (C) any material obligation, license, lease, contract or other agreement or instrument governed by Chinese law to which the Company or any of the subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, except for such breach or violation or default as would not reasonably be expected to have a Material Adverse Effect, or (D) any law, regulation or rule of China, or any decree, judgment or order of any court in China, applicable to the Company or any of the subsidiaries (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness).

(ix) No Proceedings. There are no legal, governmental, administrative or arbitrative proceedings before any court of China or before or by any Governmental Agency pending or, to the best of such counsel’s knowledge, threatened against, or involving the properties or business of, the Company or any Chinese Subsidiary or to which any of the properties of any Chinese Subsidiary is subject which will have a Material Adverse Effect.

(x) Dividends. Except as disclosed in the General Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on Unisources’ equity interest in the Chinese Subsidiaries in Renminbi may under the current laws and

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regulations of China be payable in foreign currency and may be freely transferred out of China, and all such dividends will not be subject to withholding or other taxes under the laws and regulations of China and are otherwise free and clear of any other tax, withholding or deduction in China and may be paid without the necessity of obtaining any Government Authorization from any Governmental Agency in China.

(xi) Material Contracts. Each of the material contracts listed in Schedule F attached to the Underwriting Agreement that are governed by the law of China (the “Material Contracts”) has been duly authorized, executed and delivered by the relevant Chinese Subsidiary, and each such company has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof; each such Chinese Subsidiary had the corporate power and capacity to enter into and to perform its obligations under such Material Contract; each of the Material Contracts to which the Company or a Chinese Subsidiary is a party constitutes a legal, valid and binding obligation of the Company or such Chinese Subsidiary, as the case may be, enforceable against the Company or such Chinese Subsidiary, as the case may be, in accordance with its terms.

(xii) Trademarks. Each Chinese Subsidiary owns or otherwise has the legal right to use, or can acquire on reasonable terms, trademarks, service marks and trade names currently employed by it in connection with the business currently operated by it; except as described in the General Disclosure Package and the Prospectus, to the best of such counsel’s knowledge after due inquiry, no Chinese Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect;

(xiii) Intellectual Property. To the best of such counsel’s knowledge after due inquiry, none of the Chinese Subsidiaries possesses any registered intellectual property except as described in the General Disclosure Package and the Prospectus, and each of the Chinese Subsidiaries possesses valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in the ordinary course of business, and to the best of such counsel’s knowledge, none of the Chinese Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

(xiv) No Violation. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Deposit Agreement and the consummation by the Company of the transactions contemplated herein and therein, and the conduct of the business and operations of the Company and its subsidiaries as described in the Registration Statement and in the General Disclosure Package and the Prospectus, including the issue and sale of the Securities

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and the Ordinary Shares underlying the Securities under the Underwriting Agreement and the Deposit Agreement, and the compliance by the Company with all of the provisions of the Underwriting Agreement and the Deposit Agreement (A) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Chinese Subsidiary is a party or by which any such Chinese Subsidiary is bound or to which any of the properties or assets of a Chinese Subsidiary is bound or to which any of the properties or assets of any Chinese Subsidiary is subject except for such conflict, breach, violation or default as would not reasonably be expected to have a Material Adverse Effect, (B) do not and will not result in any violation of the provisions of the articles of association, business licenses or any other constituent documents of any Chinese Subsidiary, (C) do not and will not result in any violation of any provision of Chinese laws or statute or any Chinese regulation, and (D) do not and will not result in a violation of any order, rule or regulation of any governmental or regulatory agency or any court in China.

(xv) Absence of Further Action. No Governmental Authorizations from any Governmental Agency is required for (A) the issue and sale of the Securities and the Ordinary Shares represented thereof at the Closing Time to be sold by the Company under the Underwriting Agreement and the Deposit Agreement, (B) the deposit of the Ordinary Shares represented by the Securities with the Depositary or its nominee, and (C) the consummation by the Company and the Depositary of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement, as applicable.

(xvi) M&A Rules. Such counsel has advised the Company as to the content of the M&A Rules, in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of China and controlled directly or indirectly by Chinese companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on stock exchange located outside of China.

The issuance and sale of the Securities and the Ordinary Shares underlying the Securities, the listing and trading of the Securities on the New York Stock Exchange or the consummation of the transactions contemplated by the Underwriting Agreement, the Deposit Agreement, the Power of Attorney and the Custody Agreement is not and will not be affected by the M&A Rules or any M&A Rules and Related Clarifications.

As of the date hereof, the M&A Rules and Related Clarifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Ordinary Shares and the Securities, the listing and trading of the Securities on the New York Stock Exchange, or the consummation of the transactions contemplated by the Underwriting Agreement, the Deposit Agreement, the Power of Attorney or the Custody Agreement.

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The statements set forth in the Statutory Prospectus included in the General Disclosure Package and the Prospectus under the captions “Risk Factors – Risks Related to Doing Business in China—The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under a recently adopted PRC regulation,” when taken together with the statements under “Regulation—Regulation of Overseas Listing,” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(xvii) Absence of Reporting Obligations. Under Chinese law, there are no reporting obligations on non-Chinese holders of the Securities or the Ordinary Shares.

(xviii) No Deemed Residence. As a matter of Chinese law, no holder of the Securities or the Ordinary Shares who is not a Chinese resident will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in China, by virtue only of holding such Securities or Ordinary Shares. There are no limitations under Chinese law on the rights of holders of the Securities or the Ordinary Shares who are not Chinese residents to hold, vote or transfer their securities nor any statutory pre-emptive rights or transfer restrictions applicable to the Securities or the Ordinary Shares.

(xix) Accurate Description of Laws and Documents. The statements set forth in the Statutory Prospectus included in the General Disclosure Package and the Prospectus under the headings “Summary—Corporate Structure,” “Risk Factors,” “Dividend Policy,” “Related Party Transactions,” “Business,” “Regulations,” “Management,” “Description of Share Capital,” “Enforceability of Civil Liabilities” and “Taxation,” insofar as such statements describe or summarize Chinese legal or regulatory matters, or documents, agreements or proceedings governed by Chinese law, are true and accurate, and fairly present or fairly summarize the Chinese legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements did not contain and will not contain an untrue statement of a material fact, and did not omit and will not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

(xx) Submission to Jurisdiction. The submission of the Company to the non-exclusive jurisdiction of the New York Courts, the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company not to plead an inconvenient forum, and the agreement of the Company that the Underwriting Agreement and the Deposit Agreement be construed in accordance with and governed by the law of the State of New York will be recognized by Chinese courts; service of process effected in the manner set forth in the Underwriting Agreement and the Deposit Agreement will be effective to confer jurisdiction over the subsidiaries, assets and property of the Company in China, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in China; and any judgment obtained in a

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New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement and the Deposit Agreement will be recognized by Chinese courts, subject to compliance with relevant civil procedural requirements (which do not involve a re-examination of the merits of the claim) in China.

(xxi) Validity of Indemnification Provisions. The indemnification and contribution provisions set forth in the Underwriting Agreement and the Deposit Agreement do not contravene the public policy or law of China, and insofar as matters of Chinese law are concerned, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with the terms therein, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights; each of the Underwriting Agreement and the Deposit Agreement is in proper legal form under Chinese law for the enforcement thereof against the Company, subject to compliance with relevant civil procedural requirements; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement and the Deposit Agreement in China, it is not necessary that any such document be filed or recorded with any court or other authority in China or that any stamp or similar tax be paid on or in respect of any such document.

(xxii) No Stamp Tax. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, any of its subsidiaries, any Underwriter or the Depositary to the Chinese government or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, issuance, sale and delivery of the Securities and the Ordinary Shares, (B) the deposit with the Depositary of the Ordinary Shares by the Company pursuant to the Deposit Agreement against issuances of the Securities, (C) the sale and delivery by the Company of the Securities to or for the accounts of the Underwriters in the manner contemplated in the Underwriting Agreement and the Deposit Agreement, (D) the execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement by the Company, or (E) the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof in the manner contemplated in the General Disclosure Package and the Prospectus.

(xxiii) No Licensing Requirement. The entry into, and performance or enforcement of the Underwriting Agreement and the Deposit Agreement in accordance with its respective terms will not subject any of the Underwriters or the Depositary to any requirement to be licensed or otherwise qualified to do business in China, nor will any Underwriter or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in China or in breach of any laws or regulations in China by reason of entry into, performance or enforcement of the Underwriting Agreement and the Deposit Agreement.

(xxiv) No Chinese Legal Liability of Depositary. The Depositary will not (absent negligence, bad faith or breach of contract and general principle of agency) be subject to any potential liability under Chinese law for taking any action contemplated in the Deposit Agreement.

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(xxv) No Sovereign Immunity. Under the laws of China, none of the Company or its subsidiaries, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in China, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

(xxvi) Compliance with Chinese law. To the best of such counsel’s knowledge following due inquiry, each of the Company and the Chinese Subsidiaries is currently in compliance with all applicable Chinese laws and regulations, and the issuance, sale and delivery of the Securities and the Ordinary Shares underlying the Securities by the Company as described in the General Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of, the provisions of any applicable Chinese laws and the regulations.

(xxvii) Disclosure. Nothing has come to the attention of such counsel that would lead such counsel to believe that (A) any part of a Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) any part of an ADS Registration Statement or any amendment thereto, at the time such ADS Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (C) the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to the attention of such counsel that would lead such counsel to believe that the documents included in the General Disclosure Package, other than the financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to statements contained in the Statutory Prospectus included in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

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In rendering such opinion, such counsel may rely (A) as to matters involving the application of the law of the Cayman Islands and the law of the British Virgin Islands, upon the opinion of the Cayman Islands and British Virgin Islands counsel to the Company delivering opinions pursuant to the Underwriting Agreement, and as to matters involving the application of the law of the U.S., upon the opinion of the U.S. counsel to the Company delivering opinions pursuant to the Underwriting Agreement (which opinions shall be dated and furnished to the Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that such counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinions, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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Exhibit A-4

FORM OF OPINION OF CHINESE COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(e)

Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

(i) M&A Rules. Such counsel has advised the Company as to the content of the M&A Rules, in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of China and that are controlled directly or indirectly by Chinese companies or Chinese natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of China.

(ii) No Violation. None of the issuance and sale of the Ordinary Shares and the Securities, the listing and trading of the Securities on the New York Stock Exchange, or the consummation of the transactions contemplated by the Underwriting Agreement, the Deposit Agreement, the Power of Attorney or the Custody Agreement conflicts with or violates the M&A Rules or any of the M&A Rules and Related Clarifications.

(iii) Absence of Further Action. As of the date hereof, the M&A Rules and Related Clarifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Ordinary Shares and the Securities, the listing and trading of the Securities on the New York Stock Exchange, or the consummation of the transactions contemplated by the Underwriting Agreement, the Deposit Agreement, the Power of Attorney or the Custody Agreement. Tongjitang Pharmaceutical is not required under the M&A Rules to apply to the Ministry of Commerce for any approval or approval in principle for Unisources’ acquisition of all equity interests in Tongjitang Pharmaceutical from the then equity interest holders of Tongjitang Pharmaceutical.

(iv) Accurate Description. The statements set forth in the preliminary prospectus dated February 26, 2007 included in the Registration Statement pursuant to Amendment No.3 under the captions “Risk Factors – Risks Related to Doing Business in China—The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under a recently adopted PRC regulation,” when taken together with the statements under “Regulation—Regulation of Overseas Listing,” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

Exhibit A-5

FORM OF OPINION OF BRITISH VIRGIN ISLANDS COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(f)

Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

(i) Due Incorporation. Unisources has been duly incorporated and is validly existing under the laws of British Virgin Islands. No steps have been or are being taken and no order or resolution has been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve Unisources.

(ii) Corporate Power. Unisources has the capacity and powers to own the assets and to carry on the businesses as conducted by it as described in the General Disclosure Package and the Prospectus and the Organizational Documents of Unisources do not contain any restriction against Unisources owning such assets or carry on such businesses.

(iii) Good Standing. Unisources is in good standing with the Registrar of Companies in the British Virgin Islands.

(iv) Capitalization. All of the issued share capital of Unisources have been duly and validly authorized and issued, as fully paid and non-assessable, conform with the laws of the British Virgin Islands, are free from any restriction on voting or transfer under the laws of the British Virgin Islands and Unisources’ memorandum and articles of association, are not subject to any pre-emptive or similar rights of any security-holder under the British Virgin Islands laws or Unisources’ memorandum and articles of association, and are registered in Unisources’ register of members.

(v) Ownership. The Company is the sole and duly registered owner of all the share capital of Unisources.

(vi) Accurate Description. The statements in the General Disclosure Package and the Prospectus under “Summary—Corporate Structure” and “Description of Share Capital—History of Share Issuances,” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the law of the British Virgin Islands, fairly present the information and summarize the matters referred to therein.

(vii) No Capital Gains Taxes. The British Virgin Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

(viii) Dividends. No approvals are currently required from any governmental department, agency or other authority in the British Virgin Islands in order for Unisources to pay dividends or profits to the Company.

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(ix) No Actions against Unisources. Based solely on such counsel’s search results conducted through authorized agents at the High Court Registry in the British Virgin Islands from the date of incorporation of Unisources, there were no actions or petitions pending against it in the courts of the British Virgin Islands as at close of business in the British Virgin Islands on [•], 2007. The enquiries referred to above which such counsel has made at authorized agents of the British Virgin Islands have revealed no record of the presentation of any winding up petition in respect of Unisources. Such counsel assumes that there has been no change in this position since the date on which the enquiries were made.

(x) Exchange Control Regulation. There is no exchange control legislation or regulation under the British Virgin Islands law and accordingly there are no exchange control regulations imposed under the British Virgin Islands law.

(xi) No Restrictions on Dividends. There are no restrictions under the British Virgin Islands laws that would prevent Unisources from paying dividends to its shareholders in U.S. Dollars, nor is it necessary under the laws of the British Virgin Islands that any document be registered or recorded in any public office or elsewhere in the British Virgin Islands in order for Unisources to pay dividends to its shareholders in U.S. Dollars.

(xii) Corporate Structure. The entering into, and the consummation of the transactions contemplated in the relevant documents described in the Registration Statement, the General Disclosure Package and the Prospectus under “Prospectus Summary—Corporate Structure” and “Description of Share Capital—History of Share Issuances” constitute legal, valid and binding obligations of Unisources, enforceable in accordance with their terms; all necessary steps for transactions contemplated in the restructuring documents have being taken and all consents required from respective parties have been obtained and are in full force and effect; all governmental approvals, consents, registrations, filings and all necessary steps required in the British Virgin Islands for the transactions contemplated therein have been obtained, made and taken and are in full force and effect.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of the law of the U.S., upon the opinion of the U.S. counsel to the Company delivering opinions pursuant to the Underwriting Agreement, and as to matters involving the application of the law of China, upon the opinion of the Chinese counsel to the Company delivering opinions pursuant to the Underwriting Agreement (which opinions shall be dated and furnished to the Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that such counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinions, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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Exhibit B-1

FORM OF OPINION OF U.S. COUNSEL FOR THE SELLING SHAREHOLDERS

TO BE DELIVERED PURSUANT TO SECTION 5(g)

In this exhibit, the pricing information attached as Schedule C to the Underwriting Agreement is referred to as the “Pricing Information Annex.” Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

(i) Each of the Custody Agreements and the Powers of Attorney has been duly executed and delivered by the Selling Shareholders in accordance with the laws of the State of New York.

(ii) Such counsel have assumed, with the Representatives’ consent, that (A) each Selling Shareholder has the capacity, power and authority, as applicable, to execute, deliver and perform the Power of Attorney, the Custody Agreement and the Underwriting Agreement, (B) each Selling Shareholder, as applicable, has duly authorized the execution, delivery and performance of the Power of Attorney, the Custody Agreement, and the Underwriting Agreement, (C) each Selling Shareholder has duly executed and delivered the Power of Attorney and the Custody Agreement (other than with respect to the execution and delivery thereof under the laws of the State of New York), and (D) such execution, delivery and performance of the Power of Attorney, the Custody Agreement, and the Underwriting Agreement do not (i) except as expressly addressed in paragraph 3 below, breach any agreement or instrument to which the Selling Shareholder is a party or, (ii) except as expressly addressed in paragraph 3 below, violate any law, rule or regulation applicable to such Selling Shareholder, and (iii) require by or on behalf of such Selling Shareholder any consent, approval or authorization to be obtained from, or filing, registration or declaration to be made with, any governmental authority which has not been duly obtained or made. On the basis of such assumptions, each of the Powers of Attorney and the Custody Agreements constitutes a legally valid and binding obligation of such Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms; and the Underwriting Agreement has been duly executed and delivered by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders.

(iii) The execution and delivery of the Custody Agreements and the Powers of Attorney by the Selling Shareholders do not, the execution and delivery of the Underwriting Agreement by an Attorney-in-Fact under the Powers of Attorney on behalf of the Selling Shareholders do not, and the deposit of the Ordinary Shares with the Depositary by the Selling Shareholders against issuance of the ADRs evidencing the Securities and the sale of the Securities by the Selling Shareholders to the Underwriters and the other underwriters pursuant to the Underwriting Agreement do not:

(a) violate any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder;

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(b) require any consents, approvals, or authorizations to be obtained by such Selling Shareholder from, or any registrations, declarations or filings to be made by such Selling Shareholder with, any governmental authority under any United States federal or New York statute, rule or regulation applicable to such Selling Shareholder on or prior to the date hereof that have not been obtained or made; or

(c) result in the breach of or default under any of the agreements which are governed by the laws of the State of New York and to which any of the Selling Shareholders is a party or by which such Selling Shareholder is bound and which has been filed as an exhibit to the Registration Statement.

(iv) Pursuant to Section 16 of the Underwriting Agreement, under the laws of the State of New York each of the Selling Shareholders has validly (i) chosen New York law to govern its respective rights and duties under the Underwriting Agreement, the Custody Agreement and the Power of Attorney, (ii) submitted to the personal jurisdiction of the state or federal courts located in The City of New York in connection with any action or proceeding arising out of or related to the Underwriting Agreement, (iii) to the extent permitted by law, waived any objection to the venue of a proceeding in any such court and (iv) appointed CT Corporation System as its initial authorized agent for the purpose described in Section 16 of the Underwriting Agreement. Service of process in the manner described in Section 16 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over such Selling Shareholder in connection with an action or proceeding arising out of or related to the Underwriting Agreement in any such court.

(v) Upon indication by book entry that the Securities have been credited to a securities account maintained by the Representatives at the DTC and payment therefor in accordance with the Underwriting Agreement, the Representatives will acquire a securities entitlement on behalf of the several Underwriters with respect to the Securities and, under the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “NY UCC”), an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Representatives.

(vi) Either the Registration Statement, at the time it became effective on                     , 2007, including the information deemed to be a part of the Registration Statement pursuant to Rule 430A under the Act, or the ADS Registration Statement, at the time it became effective on                     , 2007, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Statutory Prospectus, as of         p.m. New York time on                     , 2007, and the Issuer Free Writing Prospectuses when taken together with the Pricing Information Annex, contained

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an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel express no belief with respect to the financial statements, schedules, or other financial data included in, or omitted from, the Registration Statements, the Statutory Prospectus, the Issuer Free Writing Prospectuses, the Pricing Information Annex, or the Prospectus.

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Exhibit B-2

FORM OF OPINION OF LOCAL COUNSEL FOR THE SELLING SHAREHOLDERS

TO BE DELIVERED PURSUANT TO SECTION 5(h)

Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

(i) Good Standing. Such Selling Shareholder is a company duly incorporated under its jurisdiction of incorporation or organization, in good standing and validly existing under the laws of its jurisdiction of incorporation or organization, and possesses the capacity to sue and be sued in its own name.

(ii) No Violation. The execution, delivery and performance of the Underwriting Agreement, the Power of Attorney and the Custody Agreement, the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and compliance by the Selling Shareholders with its obligations under the Underwriting Agreement have been duly authorized by all necessary action on the part of the Selling Shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Shareholder is a party or by which they may be bound, or to which any of the property or assets of the Selling Shareholders may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholders, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Shareholder or any of its properties.

(iii) Authorization of Custody Agreement. Each Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by the respective Selling Shareholders named therein and constitutes the valid and binding agreement of such Selling Shareholder.

(iv) Authorization of Underwriting Agreements. The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

(v) Absence of Further Action. No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency in such jurisdiction in connection with: (i) the creation, execution or delivery of the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney by such Selling Shareholder; (ii) enforcement of the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney against such Selling Shareholder;

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or (iii) the performance by such Selling Shareholder of its obligations under the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney.

(vi) No Taxes. No taxes, fees or charges (other than nominal stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in such jurisdiction under the laws of such jurisdiction in respect of: (i) the execution or delivery of the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney; (ii)the enforcement of the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney; (iii) the performance of the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney; and (iv) payments made under, or pursuant to, the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney. Such jurisdiction currently has no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

(vii) Choice of Law; Submission to Jurisdiction. The courts of such jurisdiction will observe and give effect to the choices of New York law as the governing law of the Underwriting Agreement, the Custody Agreement and the Power-of-Attorney. The submission by such Selling Shareholder to the non-exclusive jurisdiction of the federal and state courts in New York City and the waiver of any objection to venue in the Underwriting Agreement and the Custody Agreement and the appointment of an agent to accept service of process in such jurisdiction are legal, valid and binding on such Selling Shareholder.

(viii) Power-of-Attorney. The Power-of-Attorney has been duly executed by such Selling Shareholder and constitutes the person therein named as the duly appointed attorney of such Selling Shareholder (the “Attorney-in-Fact”) with the powers and authorities therein specified and, in particular, permitting the Attorney-in-Fact to bind such Selling Shareholder named therein on the terms set out in the Power-of-Attorney.

(ix) Enforcement of Judgments. Any final and conclusive monetary judgment obtained against such Selling Shareholder in the courts of New York in respect of the Underwriting Agreement or the Custody Agreement, for a definite sum, may be treated by the courts of such jurisdiction as a cause of action in itself so that no retrial of the issues would be necessary.

(x) No Filings. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in such jurisdiction.

(xi) Encumbrances. Such counsel’s search at the Company Registry did not reveal the existence of a lien, mortgage, charge or encumbrance.

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(xii) No Sovereign Immunity. Neither such Selling Shareholder nor its assets is entitled to any immunity under the law of such jurisdiction, whether characterized as sovereign immunity or otherwise, for any legal proceedings in such jurisdiction to enforce or collect upon the Underwriting Agreement, the Custody Agreement or the Power-of-Attorney.

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Exhibit C-1

FORM OF OPINION OF COUNSEL FOR THE DEPOSITARY

TO BE DELIVERED PURSUANT TO SECTION 5(i)

Terms used but not defined in this exhibit shall have the same meanings as specified under the Underwriting Agreement.

(i) Authorization of Underwriting Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity.

(ii) Issuance of Securities. Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Ordinary Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

(iii) ADS Registration Statement. The Depositary filed the ADS Registration Statement on Form F-6 under the 1933 Act, and the staff of the Commission has informed such counsel that the Commission declared the ADS Registration Statement effective and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the ADS Registration Statement or any part thereof or any amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the ADS Registration Statement, and any amendments thereto as of their respective effective dates, complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder.

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Form of lock-up from directors, officers or other shareholders pursuant to Section 5(x)

Exhibit D

[•], 2007

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated,

4 World Financial Center

New York, New York 10080

U.S.A.

UBS AG

52/F Two International Finance Centre

8 Finance Street

Central

Hong Kong

  as Representatives of the several

  Underwriters to be named in the

  within-mentioned Underwriting Agreement

Re: Proposed Public Offering by Tongjitang Chinese Medicines Company

Dear Sirs:

The undersigned, a shareholder and/or an officer and/or director of Tongjitang Chinese Medicines Company, a limited liability company incorporated in the Cayman Islands (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and UBS AG (“UBS”) propose to enter into a Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Shareholders providing for the public offering of American Depositary Shares (the “ADSs”) representing the ordinary shares of the Company, par value $0.001 per ordinary share (the “Ordinary Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer the Company’s ADSs, Ordinary Shares or any securities convertible into or exchangeable or exercisable for the ADSs or Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, cause to be filed, or publicly disclose its intention to file any registration statement under the Securities Act of 1933, as amended,

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with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of the Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 180-day lock-up period, the Company releases earnings results or material news about the Company or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results, or becomes aware that material news about the Company will be released or a material event relating to the Company will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the release of the earnings results or the material news or the occurrence of the material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 13 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the public offering of the ADSs or with any issuance or sale by the Company of any equity or other securities before such offering, except for any such rights as have been heretofore duly exercised.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

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Very truly yours,

Signature:
Print Name:

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